Exhibit 10.2
EXECUTIVE CHAIRMAN AGREEMENT
THIS EXECUTIVE CHAIRMAN AGREEMENT (the “Agreement”), dated as of the May 9, 2023, is by and between Wheels Up Experience Inc. (the “Corporation”) and Ravi Thakran (the “Executive”).
W I T N E S S E T H :
WHEREAS, the Executive is a member of the board of directors of the Corporation (the “Board”);
WHEREAS, the Corporation wishes to set forth the terms and conditions of the Executive’s service as Executive Chairman of the Board, on terms and conditions mutually agreeable and beneficial to the Corporation and the Executive; and
WHEREAS, the Executive is willing to render services to the Corporation pursuant to the terms and conditions hereof;
NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements of the parties herein contained, the parties, intending to be legally bound, hereby agree as follows:
1.    POSITION AND DUTIES.
The Corporation shall appoint the Executive in the position of Executive Chairman of the Board, and the Executive hereby accepts such position, with such appointment to take effect as of May 9, 2023 (the “Effective Date”). The Executive shall report directly to the full Board. The Executive shall perform such duties, consistent with Executive Chairman’s status as a director of the Board, as may be prescribed from time to time by the Board including guidance to the Company’s Chief Executive Officer (who will remain the Company’s principal executive officer) and senior leadership team on operational and strategic matters; Chief Executive Officer will continue to report to the Board, as well as to the Executive Chair.
2.    TERM.
This Agreement shall commence on the Effective Date, shall continue thereafter unless (i) otherwise mutually agreed by the Board and the Executive or (ii) to be earlier terminated in accordance with the terms hereof (such period from the date hereof until the termination date hereof, the “Term”).
3.    COMPENSATION.
The Executive shall receive during the Term, compensation, as a current member of the Board pursuant to the Company’s Director Compensation Program, as may be amended from time to time, plus (i) an additional $100,000 in cash compensation for serving as Executive Chairman which amount shall be paid at the same time and in the same manner as the Executive’s compensation for service as a member of the Board and (ii) an additional 10 flight hours on an annual basis.
4.    TERMINATION.
A.    As used in this Section:

“Cause” shall mean: (a) (i) material dishonesty in the performance of the Executive’s duties hereunder or (ii) the Executive’s failure, willfully, intentionally or grossly negligently, to perform his duties hereunder (other than as a result of a Disability); (b) willful misconduct in connection with the performance of the Executive’s duties hereunder; (c) the Executive’s conviction of, or entering a plea of guilty or nolo contendere to, a crime that constitutes a felony, or with respect to a misdemeanor involving moral turpitude; (d) a material breach by the Executive of any material covenant or provision contained in this Agreement; (e) the Corporation, after reasonable investigation, finds that the Executive has materially violated any material written policies of the Corporation, including, but not limited to, any code of conduct or ethics policies, or policies pertaining to harassment or discrimination; (f) a willful failure or refusal by the Executive to attempt in good faith to comply with a written directive from the Board (unless such directive represents an illegal act); or (g) a confirmed positive illegal drug test for the Executive; provided, however, that none of the foregoing shall constitute Cause unless the Corporation first provides the Executive with written notice referencing this provision and describing the grounds that the Corporation believes constitutes Cause and the Executive fails to cure such grounds within thirty (30) days after receipt of such written notice (except in the case of matters which the Board reasonably determines in good faith are not able to be cured in which case the Executive’s termination for Cause shall be effective immediately upon his receipt of the written Cause notice from the Corporation).
“Disability” shall mean the Executive’s inability to perform the essential duties of Executive’s Board service hereunder with reasonable accommodation by reason of any medically determined physical or mental impairment that has lasted a period of not less than one-hundred-eighty (180) days (whether or not consecutive) in any consecutive three-hundred-sixty-five (365) day period as determined by a physician that is mutually acceptable to the Corporation and Executive. If Corporation and Executive cannot agree on a physician, each party shall select a physician and the two physicians shall select a third who shall be the approved physician for this purpose.
B.    Termination. This Agreement, the Term and the Executive’s service as Executive Chairman of the Board hereunder shall terminate upon any of the following:
(i)    in the event of any determination by the Board that there is Cause for such termination, upon written notice of termination from the Board to the Executive (following the expiration of the applicable cure period, if any);
(ii)    immediately upon the death or Disability of the Executive; or
(iii)    at the election of the Board to terminate this Agreement without Cause, upon written notice to the Executive.
C.    General. Upon the termination of the Executive’s Board service for any reason, the Executive (or his estate, as the case may be) shall be entitled to receive (i) any cash compensation hereunder accrued prior to the date of such termination, and (ii) any amount payable to the Executive under the policies and procedures of the Corporation with respect to payments to Board member for unreimbursed business expenses for which proper documentation is provided (collectively, the “Accrued Compensation”).
5.    AGREEMENT ASSIGNMENT.
It is agreed that this is a personal contract between the parties and that the rights and interests of the Executive hereunder may not be sold, transferred, assigned, pledged or hypothecated otherwise than by will or the laws of descent or distribution. The Corporation may assign this Agreement to a successor to all or substantially all of the business of the Corporation, and upon such assignment and the assumption of the obligations of the Corporation hereunder by such successor the Corporation shall be released from any further liability pursuant hereto.
6.    EXCLUSIVE SERVICE.
During his service with the Corporation, the Executive will not do anything to compete with the present or contemplated business of the Corporation, suffer to exist any conflict of interest in respect of his relationship with the Corporation or plan or organize any competitive business activity (with the understanding that the ownership by the Executive of less than one percent (1%) of the outstanding shares of common stock of a publicly traded corporation shall not be deemed to violate the requirements of this sentence). The Executive is not a party to and will not enter into any agreement that conflicts with his duties or obligations to the Corporation; all corporate opportunities which are consistent with the business and purpose of the Corporation are to be the property of the Corporation and cannot be used or disclosed by the Executive for any purpose other than performing his duties for the Corporation, and the Executive shall present to the Corporation any such opportunities of which he becomes aware. The Executive shall at all times strictly comply with the Corporation’s conflicts of interest policy and any other policies adopted by the Board.
7.    RESTRICTIVE COVENANTS.
A.    In consideration of his service and the provisions of this Agreement, the Executive agrees that during his service with the Corporation, and for a period of twelve (12) months following the termination of his service with the Corporation for any reason, he will not solicit on behalf of himself or any organization other than the Corporation any person or entity who is then or within the last twelve (12) months was a customer or vendor of the Corporation or render services directly or indirectly anywhere within the United States of America for himself or on behalf of any third-party to any organization that is a competitor of the Corporation as of the date of such termination.
B.    The Executive agrees that for twelve (12) months following the termination of his service for any reason, he will not hire, solicit, recruit, encourage to leave or entice away, or endeavor to hire, solicit, recruit, encourage to leave or entice away from the Corporation any employee or exclusive consultant of the Corporation. The Corporation agrees that this Section shall not be breached if following termination of his service to the Corporation, the Executive is associated with an organization that places general solicitations for employment and an employee or exclusive consultant of the Corporation is hired by such organization as a result of such general solicitation and without any specific solicitation of such employee or exclusive consultant.
C.    The Executive agrees that the restrictions and agreements contained in this Section are reasonable and necessary to protect the legitimate interests of the Corporation and that any violation of this Section will cause substantial and irreparable harm to the Corporation that would not be quantifiable and for which no adequate remedy would exist at law. Accordingly, the Executive authorizes the issuance of injunctive relief against him, without the requirement of posting bond, for any violation of this Section. In addition, the parties agree that the prevailing party in any legal action to enforce this Agreement shall be entitled to recover its reasonable attorneys’ fees incurred in enforcing this Agreement from the non-prevailing party.
D.    The Executive agrees that the restrictions and agreements contained in this Section shall not in any way limit the Executive’s obligations to the Corporation as a member of the Board.
8.    TAXES

A.    As a continuing member of the Board, Executive shall be solely responsible for all tax returns and payments required to be filed with, or made to, any federal, state or local tax authority with respect to the performance of services and receipt of fees under this Agreement and must maintain adequate records of expenses incurred in the course of performing services under this Agreement. No part of Executive’s compensation will be subject to withholding by the Company for the payment of any social security, federal, state or any other employee payroll taxes. The Company will regularly report amounts paid to Executive as required by law and/or make such other reports as deemed necessary or appropriate by the Company under applicable laws.
B.    Notwithstanding any other provision of this Agreement, the Corporation and the Executive intend that any payments, benefits or other provisions applicable to this Agreement shall comply with or be exempt from Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”, and the Internal Revenue Code of 1986, as amended, the “Code”). To the extent not otherwise specified in this Agreement, all (A) reimbursements and (B) in-kind benefits provided under this Agreement shall be made or provided in accordance with the requirements of Section 409A, including, where applicable, the requirement that (1) any reimbursement is for expenses incurred during the Executive’s lifetime (or during a shorter period of time specified in this Agreement); (2) the amount of expenses eligible for reimbursement, or in kind benefits provided, during a calendar year may not affect the expenses eligible for reimbursement, or in kind benefits to be provided, in any other calendar year; (3) the reimbursement of an eligible expense will be made no later than the last day of the calendar year following the year in which the expense is incurred; and (4) the right to reimbursement or in kind benefits is not subject to liquidation or exchange for another benefit.
9.    INDEMNIFICATION
The Corporation shall indemnify the Executive, to the maximum extent permitted by applicable law, and in the same or better manner and to the same or better extent with respect to each aspect of the indemnification as provided to any other executive of the Corporation (including without limitation any Directors and Officers insurance coverage), against all costs, charges and expenses incurred or sustained by the Executive in connection with any action, suit or proceeding to which the Executive may be made a party, brought by any shareholder of the Corporation directly or derivatively or by any third party by reason of any act or omission of the Executive as an officer, director or employee of the Corporation or of any subsidiary or affiliate of the Corporation.
10.    NO DUTY TO MITIGATE
In no event shall the Executive be obligated to seek other Board service or take any other action by way of mitigation of the amounts payable to the Executive under any provisions of this Agreement.
11.    GENERAL PROVISIONS.
A.    This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware without reference to the principles thereof respecting conflicts of laws. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against either of the parties in the courts of the State of Delaware, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world, whether within or without the State of Delaware.

B.    Any notices provided hereunder must be in writing and shall be deemed effective upon the earlier of personal delivery or the third day after mailing by U.S. registered or certified mail, return receipt requested and postage prepaid, to the Corporation at its primary office location and to Executive at Executive’s address as listed on the Corporation payroll.
C.    This Agreement shall inure to the benefit of and be binding upon the Corporation, its permitted successors and assigns and the Executive, his heirs, executors, administrators and legal representatives.
D.    This Agreement sets forth the entire understanding of the parties hereto with respect to the Executive’s service to the Corporation. Any and all other previous agreements and understandings between or among the parties regarding the subject matter hereof, whether written or oral, are hereby released, merged herein and superseded by this Agreement.
E.    No statement, representation, warranty, covenant or agreement not expressly set forth in this Agreement shall affect or be used to interpret, change or restrict the express terms and provisions of this Agreement.
F.    This Agreement may not be amended or modified without a writing signed by each of the Executive and the Corporation. The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.
G.    This Agreement may be executed in two counterparts, each of which shall be an original, and which together shall constitute one and the same instrument. A facsimile transmission by a party of a signed signature page hereof shall have the same effect as delivery by such party of a manually executed original counterpart hereof.
H.    If for any reason any provision of this Agreement is held invalid, such invalidity shall not affect any other provision of this Agreement not held invalid, and each such other provision shall, to the full extent consistent with law, continue in full force and effect. If any provision of this Agreement shall be held invalid in part, such invalidity shall not affect the rest of such provision not held invalid, and the rest of such provision, and the rest of this Agreement, shall, to the full extent consistent with law, continue in full force and effect.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

THE CORPORATION:
Wheels Up Experience Inc.
By: /s/ Todd Smith
Name: Todd Smith
Title: Chief Financial Officer
THE EXECUTIVE:
/s/ Ravi Thakran
Ravi Thakran